UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 23, 2015

DIBZ INTERNATIONAL INC

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-1411215	71-0874685
(Commission File Number)	(IRS Employer Identification No.)

28, Neon Moon Drive Eutaw Alabama	35462
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 205 737 4790

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively, “ Filings ”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management.  When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions identify forward looking statements as they relate to our business or our management.  Such statements reflect management’s current view of our business with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of our Annual Report filed on Form 10-K entitled “ Risk Factors ”) relating to our industry, operations and results of operations, and other relevant aspects of our business.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements contained within this Form 8-K and elsewhere.

Item 7.01	Regulation FD Disclosure

1)	On December 23rd 2014, DIBZ Intl Inc., (‘the Company”) previous transfer agent; Colonial Stock Transfer, Inc. of 66 Exchange Place, Suite 100 Salt Lake City Utah 84111 received a letter of adverse claim (“the Adverse Claim) from Adverse Claimants; CDA Offshore Ltd (a Panamanian Corp.) and Michael Anzalone (“the Adverse Claimants”). The Adverse Claimants acted through counsel; Joseph L. Pittera of 2214 Torrance Blvd. Suite 101 Torrance CA 90501.

2)	The Adverse Claimants claimed that CDA and/or Michael Anzalone had purchased majority control of DIBZ in exchange for $40,000.00 allegedly paid by Anzalone and /or CDA to the a selling shareholder (s) Emry Capital Inc., and/or Mina Mar Group (“MinaMar”) on or around June 2nd 2014.

3)	The basis of CDA and/or Anzalone’ claim was that they had jointly or severally purchased;

a)	a control equity position in DIBZ from Mina Mar and b) in addition CDA and or Anzalone had also purchased $80,000.00 of alleged face value convertible debt (which according to the Mina Mar term sheet could be directed to any assignable choice of CDA’s choosing).

b)	Furthermore Mina Mar Group and/or Emry Capital Inc., were to receive two (2) additional tranches of 9.9% of TBA post split/post merger issued and outstanding common shares of the Company as compensation.

c)	Additional services also offered by Mina Mar Group to CDA included but not limited to:

i) Resign or terminate existing management, ii) Spin out existing businesses iii) Perform a name change, CUSIP change or other similar majority control recapitalization consents, vi) roll out CDA’s business plan and stock promotion as directed by CDA and / or Michael Anzalone.

4)	The Company’s prior transfer agent; Colonial Stock Transfer Inc., (“Colonial”) were fully paid up and had been terminated, yet Colonial withheld delivery of the Company’s books, records and ledgers to the Company’s present transfer agent: Madison Stock Transfer Inc., thereby damaging the Company and extorting a settlement payment to the Adverse Claimants under duress. At no time during the adverse claim did CDA or any related party file an injunction or any adverse action in the state of Nevada although the Adverse Claimants were given 30 days to do so.

5)	At no time from 12/23/14 – 24/1/15 did Colonial or CDA or any party produce prima fascia issuance of any bona fide DIBZ stock certificate (s) of any class of security (s), or verifiable securities purchase agreement, or proof of consideration paid /and or received for CDA’s claim.

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6)	Nor did Colonial produce any conflicting certified transfer ledgers or corporate resolutions demonstrating the purchase or sale of any DIBZ securities evidencing a voting majority, change of control to CDA or any other party. Hence the Company firmly believes that Colonial conspired with CDA and enabled extortion and settlement and has certainly acted in bad faith, possibly covering up prior fraudulent activities, and certainly did not act in the interests of its paying contracted client.

7)	In the Company’s opinion, Colonial erred in its fiduciary duties to the Company including, but not limited to i) not informing the Company’s officers or directors of the adverse claim promptly upon its receipt by the transfer agent. ii) Inadequately disclosing to the Company via ledger or material prima fascia copies of any alleged securities certificates printed by Colonial (including, but not limited to any fraudulent Series B Preferred shares issued and stamped by Colonial and held by CDA/Anzalone), iii) not complying with the Company’s instructions and demands that Colonial hand over all of the Company’s books and records to Madison Stock Transfer Inc.,

8)	The Company received a copy of the adverse claim letter and alleged contract of purchase between Mina Mar and CDA (Exhibit 1.01 & 1.02) on 1/6/2015.

9)	The Company responded to the claim on 1/06/2015.

10)	On 1/24/15 the Company elected to settle the claim with payments of a) 3,207,900 shares of common stock paid to claimant CDA Offshore Ltd (Panama) and b) 3,207,900 shares of common stock paid to claimant Michael Anzalone who was previously an officer and director of the Company. Upon settlement on January 24th 2015 CDA Offshore agreed to release any hold on Colonial Transfer, and to release the Company from any and all liability with regards to the alleged transaction that CDA had entered into with MinaMar Group.

11)	Colonial has yet to release the Company’s full books and records to Madison Stock Transfer Inc.,

Exhibit
Number	Description
1.01	12/23/14 – Letter Of Adverse Claim
1.02	6/02/2014 – Term Sheet Agreement Mina Mar Group / CDA
1.03	1/06/2015 – Response to Counsel/ Adverse Claimants
1.04	21/23/15 – Letter of Agreement and Settlement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 20, 2015	DIBZ INTERNATIONAL INC

	By:	/s/ Paul Taylor
Paul Taylor Chief Executive Officer

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